                                                                  Exhibit 4(d)



                                   INDENTURE

                                  dated as of

                                October 15, 1996

                                    between


                       YOUTH SERVICES INTERNATIONAL, INC.

                                      and

                           THE CHASE MANHATTAN BANK,
                                   as Trustee

                             CROSS-REFERENCE TABLE


                                                                                                                       Indenture
TIA Section                                                                                                           Section
-----------                                                                                                          ----------
310(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(i)
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(i)
   (a)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
   (a)(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(h)
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
311(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(m)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(m)
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
312(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(p)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14(l)
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14(l)
313(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(o)
   (b)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
   (b)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(o)
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(o)
314(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21; 22(c)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
   (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   (c)(3) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
315(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11(a)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11(o)
   (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12(a)
   (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11(a)
   (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
316(a)(last sentence) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14(m)
   (a)(1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12(d)
   (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14(a)(f)
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   N.A.
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12(f)
317(a)(1) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12(g)
   (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12(h)
   (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2(b)
318(a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22

                               TABLE OF CONTENTS

Section                                                                                                                     Page
-------                                                                                                                     ----
 1. The Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
 2. Appointment of Trustee, Agents and Security Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
 3. Registration of Issuance, Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
 4. Execution and Authentication of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
 5. Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
 6. Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
 7. Conversion of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
 8. Subordination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
 9. Surrendered Securities, Mutilated, Destroyed, Stolen or
    Lost Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
10. Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
11. Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
12. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
13. Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
14. Meetings and Votes of Holders
    Communications Among Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
15. Merger, Consolidation or Sale of Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
16. Incorporators, Stockholders, Officers and Directors of the
    Company Exempt from Individual Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
17. Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
18. Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52
19. Agent for Service of Process  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
20. Officer's Certificates and Opinions of Counsel;
    Statements to Be Contained Therein  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
21. Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
22. Trust Indenture Act Provisions; SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
23. Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56


EXHIBIT A-FORM OF DEBENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1


EXHIBIT B-FORM OF TRANSFEREE LETTER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  B-1

         INDENTURE dated as of October 15, 1996 between Youth Services International, Inc., a corporation duly organized and validly existing under the laws of the State of Maryland (the "Company"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as Trustee. This Indenture, including the terms and conditions of the form of Security attached hereto, is referred to herein as the "Indenture".


1.       The Securities.

         (a) Pursuant to an Exchange Offer Memorandum dated September 30, 1996, the Company has agreed to issue up to $31,600,000 aggregate principal amount of 7% Convertible Subordinated Debentures Due 2006 (the "Securities") in exchange (the "Exchange") for an equivalent aggregate principal amount of the Company's 7% Convertible Subordinated Debentures due 2006 (the "Original Debentures") originally issued by the Company on January 29, 1996 under the Fiscal and Paying Agency Agreement dated January 29, 1996 by and among the Company, The Chase Manhattan Bank, N.A., New York, as Fiscal Agent, Paying Agent, Transfer Agent and Conversion Agent, The Case Manhattan Bank, N.A., London as Paying Agent, Conversion Agent and Transfer Agent and Chase Manhattan Bank Luxembourg S.A. as Paying Agent, Conversion Agent and Transfer Agent (the "Fiscal Agency Agreement"). The Original Debentures were issued and sold to
(i) persons who are not "U.S. Persons" (as such term is defined in Regulation S promulgated by the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Securities Act")) in transactions that met the requirements of Regulation S, (ii) "qualified institutional buyers" (as such term is defined in Rule 144A promulgated by the SEC pursuant to the Securities Act and hereinafter referred to as "QIBs") in reliance on Rule 144A and (iii) "accredited investors" (within the meaning of Rule 501(a) promulgated by the SEC pursuant to the Securities Act) (such Original Debentures sold pursuant to Rule 144A and sold to "accredited investors" being hereinafter referred to as the "Restricted Debentures").

         (b) Pursuant to Section 7(p) of the Fiscal Agency Agreement, the Company has offered (the "Exchange Offer") to issue an equal amount of Securities under this Indenture in exchange for the Restricted Debentures.

         (c) The Securities will be issued in fully registered form in denominations of U.S. $1,000 and integral multiples thereof, which Securities shall be in substantially the form of Exhibit A hereto.

         (d) During the period beginning on the Closing Date and ending on January 29, 1999, all Securities and all Securities issued upon registration of transfer of or in exchange for such Securities, shall be subject to the restrictions on transfer in Section 3 hereof; unless and until such restrictions have been terminated in accordance with Section 3(c) hereof (until such termination of restrictions, such Securities shall be referred to herein as "Restricted Securities"). All Restricted Securities shall bear the legend required by
Section 3(f) hereof.

         (e) The Securities will be convertible as provided in Section 4 of the Securities and Section 7 hereof. The Securities may be redeemed by the Company as provided in Section 3 of the Securities and Section 6 hereof. The Securities will be subordinated as provided in Section 7 of the Securities.


2.       Appointment of Trustee, Agents and Security Registrar.

         (a) Trustee. The Company hereby appoints The Chase Manhattan Bank, at present having its principal corporate trust office at 450 West 33rd Street, 15th Floor, New York, New York 10001, as trustee in respect of the Securities upon the terms and subject to the conditions herein set forth. (The Chase Manhattan Bank and its successor or successors as such trustee qualified and appointed in accordance with Section 11 hereof are herein called the "Trustee.") The Trustee shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing.

         (b) Paying Agent. The Company hereby appoints the Trustee as paying agent in respect of the Securities upon the terms and subject to the conditions herein set forth. (The Trustee and its successors as such paying agent qualified and appointed in accordance with Section 11 hereof and the paying agencies, if any, maintained by the Company as provided in Section 2(e) hereof are herein called the "Paying Agent.") The Paying Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing. Each Paying Agent shall hold in trust for the benefit of the holders or the Trustee all sums held by such Paying Agent for the payment of the principal of or interest (and Additional Amounts, if any) on the Securities, and shall give to the Trustee notice of any default by the Company upon the Securities in the making of any such payment.

         (c) Conversion Agent. The Company hereby appoints the Trustee as conversion agent in respect of the Securities upon the terms and subject to the conditions herein set forth. (The Trustee and its successors as such conversion agent qualified and appointed in accordance with Section 11 hereof and the conversion agencies maintained by the Company, if any, as provided in
Section 2(e) hereof are herein called the "Conversion Agent"). The Conversion Agent shall have the powers and authority granted to and conferred upon it herein and in the Securities, and such further powers and authority, acceptable to it, to act on behalf of the Company as the Company may hereafter grant to or confer upon it in writing.

         (d) Security Register. The Company shall cause to be kept at the principal corporate trust office of the Trustee a register (the registers maintained in such office and in any other office or agency designated for such purpose being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as the Trustee may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

         (e) Agencies. The Company may maintain agencies (i) where Securities may be presented for surrender and payment and (ii) where Securities may be surrendered for conversion. Unless the Company shall otherwise notify the Trustee in writing, the sole such paying agencies and conversion agencies shall be the Trustee. The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent that is not the Trustee that implements the provisions of this Indenture that relate to such agent.


3.       Registration of Issuance, Transfer and Exchange.

         (a) Issuance. The Company shall issue and execute and the Trustee shall authenticate, register and deliver, in the name of the holder of the Restricted Debenture surrendered for exchange, or any designated transferee or transferees, one or more Securities of any authorized denominations of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture in exchange for Original Debentures tendered to The Chase Manhattan Bank as exchange agent for the Company in accordance with the Exchange, provided that, with respect to a Security issued to a designated transferee of the holder of the surrendered Restricted Debenture, the provisions of Section 3(c) or 3(e) hereof shall have been satisfied.

         (b) Transfer. Upon surrender for registration of transfer of any Security at the office of the Trustee, the Company shall execute, and the Trustee shall authenticate, register and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture; provided, however, that, with respect to any Security that is a Restricted Security, the Trustee shall not register the transfer of such Security unless the conditions in
Section 3(c) hereof shall have been satisfied. The holder of each Restricted Security, by such holder's acceptance thereof, agrees to be bound by the transfer restrictions set forth herein and in the legend on such Restricted Security.

         (c) Restrictions on Transfer. Whenever any Security is presented or surrendered for registration of transfer or exchange for a Security registered in a name other than that of the holder, no registration of transfer or exchange shall be made unless:

                 (i) The registered holder presenting the Security for transfer shall have certified to the Trustee in writing that the registered holder is transferring such Restricted Security pursuant to an effective registration statement under the Securities Act and in compliance with Rule 174 thereunder, or pursuant to Rule 144 under the
         Securities Act, provided that,   if such transfer is pursuant to Rule
         144, such writing shall be accompanied by an opinion of counsel reasonably acceptable to the Company addressed to the Company and the Trustee and in form and scope satisfactory to the Company to the effect that the proposed transfer of such Security is to be made in compliance with Rule 144;

                 (ii) The registered holder presenting such Restricted Security for transfer shall have certified to the Trustee in writing that such registered holder is transferring such Restricted Security to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder (or a successor provision);

                 (iii) The registered holder presenting such Restricted Security for transfer shall have certified to the Trustee in writing that the registered holder is transferring such Restricted Security outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the Securities Act;

                 (iv) (A) The registered holder presenting such Restricted Security for transfer shall have certified to the Trustee in writing that such registered holder is transferring such Restricted Security to an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act) in a transaction not involving any general solicitation or general advertising; and (B) a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934 (the "Exchange Act") shall have certified to the Trustee in writing that: (x) each person who will become a beneficial owner of the Restricted Security upon transfer is an "accredited investor" (as such term is defined in Rule 501(a) under the Securities Act); (y) no general solicitation or general advertising was made or used by such broker or dealer in connection with the offer and sale of such

         Restricted Security to such person(s); and (z) such accredited investor has been informed that the Securities have not been registered under the Securities Act and are subject to the restrictions on transfer set forth in the Securities and this Indenture;

                 (v) The registered holder presenting such Restricted Security for transfer shall have certified to the Trustee in writing that the registered holder is transferring the Registered Security to the Company; or

                 (vi) The Trustee has received transfer documentation indicating, and a written opinion of counsel acceptable in form and substance to the Company and the Trustee, that the transfer is being made pursuant to another available exemption from, or a transaction not otherwise subject to, the registration requirements of the Securities Act.

         For purposes of this Section 3(c), any such certification to the Trustee in writing shall be in the form of the Transfer Notice set forth on the reverse of such Security. In the case of a transfer pursuant to the foregoing clause (iii), (iv) or (vi) above, the Company and the Trustee may require that the registered holder deliver an opinion of counsel, certifications or other information acceptable to them in form and substance. In addition, in the case of a transfer pursuant to the foregoing clause (iv) above, the transferor shall be required to deliver a letter from the transferee substantially in the form of Exhibit B hereto.

         (d) Legend. Each certificate evidencing Securities shall bear a legend in substantially the following form, except Securities issued upon transfer pursuant to Section 3(c)(i) or upon exchange pursuant to Section 3(e):

         "THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL

         OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF EXCEPT (A) TO YOUTH SERVICES INTERNATIONAL, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES
         ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE II(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (II)(D),
         (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE."

         (e)     Removal of Transfer Restrictions.  The restrictions imposed by
Section 3(c) upon the transferability of any particular Restricted Security shall cease and terminate when such Restricted Security has been sold pursuant to an effective registration statement under the Securities Act or transferred pursuant to Rule 144 under the Securities Act, or any successor provisions thereto ("Rule 144"), unless the holder is an affiliate of the Company within the meaning of said Rule 144 (or such successor provision). Any Restricted Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Security for exchange to the Trustee in accordance with the provisions of this Section 3(e) (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer pursuant to Rule 144 by an opinion of counsel reasonably acceptable to the Company, addressed to the Company and the Trustee and in form and scope satisfactory to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by Section 3(d) hereof. The Company shall promptly inform the Trustee in writing of the effective date of any registration statement registering the Securities under the Securities Act.

         (f) Presentation and Issuance Upon Transfer or Exchange. All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented for registration of transfer or surrendered for exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Transfer Agent to which such Security is presented or surrendered and the Security Registrar, duly executed by the holder thereof or his attorney duly authorized in writing. All such instruments shall comply with the applicable provisions of this Section 3. The registration of the transfer of a Security by the Security Registrar shall be deemed to be the written acknowledgement of such transfer on behalf of the Company.

         No service charge shall be made for any registration of transfer or exchange, but the Company or the Transfer Agent may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges not involving any registration of transfer.


4.       Execution and Authentication of Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company in accordance with this Indenture to such office specified by the Trustee for authentication together with an officer's certificate of the Company directing such authentication, and the Trustee shall thereupon authenticate or cause to be authenticated and make such Securities available for delivery upon and in accordance with the written order of the Company. No Security shall be valid or enforceable for any purpose unless and until the certificate of authentication thereon shall have been manually signed by a duly authorized signatory of the Trustee and such duly executed certificate of authentication on any Security shall be conclusive evidence that the Security has been duly authenticated and delivered hereunder. The Securities will be issued upon the receipt by the Trustee of Restricted Debentures surrendered for exchange pursuant to the Exchange Offer Memorandum during the period of the Exchange Offer.


5.       Payment.

         (a) General. The Company will pay or cause to be paid to the Paying Agent the amounts, at the times and for the purposes set forth herein and in the text of the Securities, and the Company hereby authorizes and directs the Paying Agent to make payment of the principal of and interest on and Additional Amounts (as defined below), if any, on the Securities from such payments.

         (b) Additional Amounts. The Company will pay, as additional interest ("Additional Amounts"), to any holder of a Security who is a United States Alien (as defined below) such amounts as may be necessary in order that every net payment of the principal of and premium, if any, of and interest on such Security and any cash payment made in lieu of issuing shares of Common Stock upon conversion of a Security, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the interest provided in the Security to be then due and payable; provided, however, that the foregoing obligation to pay Additional Amounts shall not apply to:

                 (i) any tax, assessment or other governmental charge which would not have been so imposed but for (A) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or stockholder of, or a person holding a power over, such holder, if such holder is an estate, trust, partnership or corporation) and the United States, including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, stockholder or person holding a power) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, (B) such holder's present or former status as a personal holding company, foreign personal holding company, passive foreign investment company, foreign private foundation or other foreign tax-exempt entity or controlled foreign corporation for United States tax purposes or a corporation which accumulates earnings to avoid United States Federal income tax, or (C) such holder's status as a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business;

                 (ii) any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the holder of such Security for payment on a date more than 10 days after the date on which such payment became due and payable or on the date on which payment thereof is duly provided, whichever occurs later;

                 (iii) any estate, inheritance, gift, sales, transfer or personal or intangible property tax or any similar tax, assessment or other governmental charge;

                 (iv) any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or present or former connection with the United States of the holder or beneficial owner of such Security if such compliance is required by statute, regulation or ruling of the United States or any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

                 (v) any tax, assessment or other governmental charge which is payable otherwise than by deduction or withholding from payments of principal of and premium, if any, or interest on such Security;

                 (vi) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote; or

                 (vii) any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of, or premium, if any, or interest on any Security if such payment can be made without such withholding by any other paying agent;

nor shall Additional Amounts be paid with respect to any payment of the principal of, or premium, if any, or interest on a Security (or cash in lieu of issuance of shares of Common Stock upon conversion) to a person other than the sole beneficial owner of such payment, or that is a partnership or fiduciary to the extent such beneficial owner, member of such partnership or beneficiary or settlor with respect to such fiduciary would not have been entitled to the payment of Additional Amounts had such beneficial owner, member, beneficiary or settlor been the holder of the Security.

         The term "United States Alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a non-resident alien individual, an estate or trust the income of which is not subject to United States federal income taxation regardless of its source, or a foreign partnership to the extent one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, and the term "United States" means the United States of America (including the several States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

         Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

         Whenever any Additional Amounts are to be paid on the Securities, the Company will give notice to the Trustee and any paying agency of the Company, all as provided herein.

         At least 15 days prior to the date on which any payment of Additional Amounts shall be required to be made pursuant to this Section 5(b), the Company will furnish the Paying Agent and the Trustee with a certificate of one of its duly authorized officers instructing the Paying Agent as to the amounts required (i) to be deducted or withheld for or on account of any taxes described in Section 5(b) from a payment to be made on that date and (ii) to be paid to each holder of Securities as Additional Amounts pursuant to Section 5(b). If the foregoing amounts are not uniform for all holders, then the Company's certificate shall specify by country of residence or other factor the amounts required to be deducted or withheld and to be paid as Additional Amounts for each holder or class of holders of the Securities. In the absence of its receipt of any such certificate from the Company, the Paying Agent may make payment without deduction or withholding. The Company hereby agrees to indemnify the Paying Agent and the Trustee for, and to hold them harmless against, any loss, liability or expense reasonably incurred without gross negligence or bad faith on their part, arising out of or in connection with actions taken or omitted by any of them in reliance on any certificate furnished pursuant to this Section.

         (c) Record Date. Interest on any Security that is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid to the person in whose name that Security is registered at the close of business on the January 15 or July 15 immediately preceding such interest payment date (each a "Record Date").

         (d) Interest on Converted Security. In the case of any Security which is converted after any Record Date and on or prior to the next succeeding interest payment date (other than any Security called for redemption prior to such interest payment date), interest that is payable on such interest payment date shall be payable on such interest payment date notwithstanding such conversion, and such interest shall be paid to the person in whose name that Security is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest that is payable after the date of conversion on such Security shall not be payable.

         (e) Defaulted Interest. Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any interest payment date shall forthwith cease to be payable to the registered holder thereof on the relevant Record Date by virtue of having been such holder, and such defaulted interest may be paid by the Company to the registered holder of such Security on a subsequent record date established by the Company in any lawful manner if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Section 5(e), such manner of payment shall be deemed practicable by the Trustee.

         (f) Exchanged or Transferred Securities. Subject to the foregoing provisions of this Section 5, (i) each Security issued under the Indenture in exchange for a Restricted Debenture shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by the Restricted Debenture, as the case may be, surrendered in such exchange and (ii) each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         (g) Payment by the Company. In order to provide for the payment of the principal of and interest on the Securities as the same shall become due and payable, the Company shall pay to the Trustee, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts therein, and in same day funds, the following amounts (the Company will cause the bank through which any payment on the Securities is made to deliver to the Trustee by 10:00 a.m. New York time, two business days prior to the due date for such interest, an irrevocable confirmation (by tested telex or authenticated Swift MT 100 Message) of its intention to make such payment), to be held and applied by the Paying Agent as hereinafter set forth:

                   (i) The Company shall pay to the Trustee on the Business Day immediately prior to each interest payment date in same day funds an amount sufficient to pay the interest due on (and Additional Amounts, if any, on) (A) all the Securities outstanding on such interest payment date, and (B) all the Securities outstanding on the Record Date immediately preceding such interest payment date but no longer outstanding on such interest payment date because of conversion into Common Stock (as defined in Section 7(a) hereof), and the Trustee shall apply the amounts so paid to it to the payment of such interest (and Additional Amounts, if any) on such interest payment date.

                  (ii) If the Company shall elect, or shall be required, to redeem the Securities in accordance with Section 6 hereof, the Company will pay to the Trustee on the Business Day immediately prior to the date fixed for redemption thereof in same day funds an amount sufficient (with any amount then held by the Trustee and available for the purpose) to pay the redemption price of the Securities called for redemption on the redemption date or entitled to be redeemed, together with accrued interest thereon (and Additional Amounts, if any, thereon) to the date fixed for redemption if such redemption date occurs on an interest payment date, and the Trustee shall apply such amount to the payment of the redemption price and accrued interest (and Additional Amounts, if any) in accordance with the terms of the Securities.

                 (iii) On the Business Day immediately prior to the maturity date of the Securities, the Company shall pay to the Trustee in same day funds an amount which, together with any amounts then held by the Trustee, and available for payment thereof, shall be equal to the entire amount of principal and interest (and Additional Amounts, if any) to be due on such maturity date on all the Securities then outstanding, and the Trustee shall apply such amount to the payment of the principal of and interest on (and Additional Amounts, if any, on) the Securities in accordance with the terms of the Securities.

         (h) Business Day. Notwithstanding anything in this Section to the contrary, if any payment of interest or principal (or Additional Amounts, if any) is due on a day that is not a Business Day, payment shall be made on the next succeeding Business Day, with the same effect as if made on the day such payment was due. A "Business Day" is defined, with respect to any act to be performed pursuant hereto or to the Securities, as any day which is not a Saturday, Sunday or a day on which banking institutions in the place where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

         (i) Reimbursement of Paying Agent. If the Paying Agent pays out any amount due under the terms of the Securities on or after the due date therefor on the assumption that the corresponding payment for such amount has been or will be made by the Company and such payment has in fact not been so made by the Company prior to the time that the Paying Agent makes such payment, then the Company shall on demand reimburse the Paying Agent for the relevant amount, and pay interest to the Paying Agent on such amount from the date on which it is paid out to the date of reimbursement at a rate per annum equal to the cost to the Paying Agent of funding the amount paid out, as certified by the Paying Agent and expressed as a rate per annum. For the avoidance of doubt, the provisions of this Agreement and the conditions as to subordination shall not apply to the Company's obligations under this Section 5(i).


6.       Redemption.

         (a) Optional Redemption By Company. The Company, at its option, may redeem the Securities, in whole or in part (but if in part, in aggregate principal amounts of no less than $10,000 and multiples of $1,000 in excess thereof), at any time or times on and after February 1, 1999, upon notice as hereinafter prescribed, at the redemption prices equal to that percentage of their principal amount set forth below, together with accrued and unpaid interest to the date fixed for redemption, at any time from and after February 1 of the respective years:

                   Year                                      Premium
                   ----                                      -------
                    1999                                       103%
                    2000                                       102%
                    2001                                       101%
                    2002 and thereafter                        100%

         If fewer than all of the then outstanding Securities are to be redeemed, the Securities to be redeemed will be selected by the Trustee not more than 75 days prior to the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

         (b) Redemption By Company Upon Tax Law Change. If, at any time, the Company shall determine that as a result of any change in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or any amendment to or change in an official application or interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after January 23, 1996, the Company has or will become obligated to pay to the holder of any Security Additional Amounts and such obligation cannot be avoided by the Company taking reasonable measures available to it, then the Company may, at its election exercised at any time when such conditions continue to exist, redeem such Securities as a whole, upon notice as hereinafter prescribed, at a redemption price equal to 100% of the principal amount, together in each case with accrued and unpaid interest, if any, to the date fixed for redemption; provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Company would be obliged to pay such Additional Amounts were a payment in respect of such Securities then due; and provided further, that at the time such notice is given, such obligation to pay such Additional Amounts remains in effect.

         Prior to any redemption of the Securities pursuant to the preceding paragraph, the Company shall provide the Trustee with one or more certificates (signed by the President or any Vice President and the Treasurer or the Secretary) of the Company on which the Trustee may conclusively rely to the effect that the Company is entitled to redeem such Securities pursuant to such paragraph and that the conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred and a written opinion of counsel (who may be an employee of the Company) stating that all legal conditions precedent to the right of the Company to redeem such Securities pursuant to such paragraph have occurred.

         (c) Redemption By Holders Upon Designated Event. If there shall occur a Designated Event (as defined below) with respect to the Company, then each holder of Securities shall have the right, at each such holder's option, exercised in accordance with this Section 6(c), to require the Company to purchase the Security held by such holder, in whole but not in part, on the Holder Redemption Date (as defined below) for a cash amount equal to 100% of the principal amount, together with accrued interest to the Holder Redemption Date. Prior to the mailing of the notice to holders provided for in this
Section 6 with respect to the occurrence of a Designated Event but in any event within 30 days following any Designated Event, the Company hereby covenants that, if the purchase by the Company of Securities pursuant to this Section 6(c) would result in a default under any Credit Agreement (as defined below), it will (i) repay in full all debt under such Credit Agreement and permanently reduce the commitments of the lenders or other financial institutions thereunder or offer to repay in full all such debt and permanently reduce such commitments and repay such debt and permanently reduce the commitment of each lender or other financial institution which has accepted such offer or (ii) obtain the requisite consent under any such Credit Agreement to permit the purchase of the Securities as provided for herein. The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities pursuant to this Section 6(c). For purposes of this
Section 6(c), the term "Credit Agreement" shall mean any one or more agreements among the Company or its subsidiaries and the banks or other financial institutions and the agent or agents listed therein in an original aggregate amount of up to $50,000,000, together with the related documents thereto, including, without limitation, any security documents and all exhibits and schedules thereto and any agreement relating to any extension, refunding, refinancing, successor or replacement facility, whether or not with the same agent or agents and banks or other financial institutions, and whether or not the principal amount outstanding thereunder or the interest rate payable in respect thereof, shall be thereby increased.

         For purposes of this Section 6(c):

                   (i) a "Designated Event" shall be deemed to have occurred upon the consummation of a purchase, merger, acquisition, transfer or other transaction or series of transactions involving a Change in Control (as defined in paragraph (ii) below).

                  (ii) as used herein, a "Change in Control" will be deemed to have occurred at such time as any of the following events occurs:

                          (A) Any person (for purposes of paragraph (a) of this definition only, the term "person" shall mean a "person" as defined in or for purposes of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision to either of the foregoing, including any "group" acting for the purposes of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange
         Act), together with its Affiliates and Associates (as defined herein) shall file or become obligated to file a report under or in response to Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Exchange Act disclosing that such person has become the beneficial owner (as the term "beneficial owner" is defined in Rule 13(d)(3) under the Exchange Act, or any successor provision) of either (A) 50% or more of the shares of Common Stock then outstanding or (B) 50% or more of the total voting power of all shares of capital stock of the Company then outstanding; provided, however, that for purposes of paragraph (i) of this definition, a person shall not be deemed the beneficial owner of (1) any securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such person, or its Affiliates or Associates, until such tendered securities are accepted for purchase or exchange thereunder, or (2) any securities in respect of which beneficial ownership by such person arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation that is made pursuant to, and in accordance with, the Exchange Act and the applicable rules and regulations thereunder and is not then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

                          (B) There shall be consummated any sale, transfer, lease or conveyance of all or substantially all of the properties and assets of the Company to any other corporation or corporations or other person or persons (other than a subsidiary of the Company).

                          (C) There shall be consummated any consolidation of the Company with or merger of the Company with or into any other corporation or corporations or entity or entities (whether or not affiliated with the Company) in which the Company is not the sole surviving or continuing corporation or pursuant to which the shares of Common Stock outstanding immediately prior to the consummation of such consolidation or merger are converted into cash, securities or other property, other than a consolidation or merger in which the holders of shares of Common Stock receive, directly or indirectly, (A) 75% or more of the common stock of the sole surviving or continuing corporation outstanding immediately following the consummation of such consolidation or merger and (B) securities representing 75% or more of the combined voting power of the voting stock of the sole surviving or continuing corporation outstanding immediately following the consummation thereof of such consolidation or merger.

                 (iii) as used herein the term "Holder Redemption Date" shall be a date not less than 30 nor more than 60 days after the Change in Control Notice Date (as defined in Section 6(d)(iii) hereof) (except as otherwise required by law).

         Notwithstanding the fact that a Security is called for redemption by the Company, each holder of a Security desiring to exercise the option for redemption set forth in this Section 6(c) shall, as a condition to such redemption, on or before the close of business on the fifth business day prior to the Holder Redemption Date, surrender the Security to be redeemed, in whole but not in part, together with the Redemption Notice hereon duly executed at the place or places specified in the notice required by Section 6(d) and otherwise comply with the provisions of Section 6(e). A holder of a Security who has tendered a Redemption Notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the holder's non-transferable receipt for such Security to the office or agency of the Company designated as the place for the payment of the Securities to be so redeemed on or before the Holder Redemption Date and (ii) will retain the right to convert its securities into shares of Common Stock of the Company on or before the close of business on the Business Day (as defined in the Indenture) immediately prior to the Holder Redemption Date.

         In connection with any repurchase of Securities pursuant to this
Section 6(c), the Company will comply with any applicable rules and regulations promulgated by the U.S. Securities and Exchange Commission and nothing herein, including the time periods in which redemption is to occur, shall require the Company to take action which violates such applicable rules and regulations.

         (d)     Notice of Redemption.

         (i) General. Notice of redemption will be given by the Company by publication in an Authorized Newspaper (as defined in Section 21 hereof) on a Business Day (as defined in Section 5(h) hereof) in the City of New York. Notices relating to the redemption of Securities whether at the option of the Company or the holder hereof shall specify: the date fixed for redemption or the Holder Redemption Date, as the case may be; the redemption price; the place or places of payment; that payment will be made upon presentation and surrender of the Securities to be redeemed; that interest accrued to the date fixed for redemption will be paid as specified in such notice; that on and after said date interest thereon will cease to accrue; and such other information as the Company may wish to include. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities. Such notices shall also state that the conditions precedent, if any, to such redemption have occurred.

         (ii) Optional Redemption. In the case of a redemption in whole at the option of the Company, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption. In the case of a partial redemption at the option of the Company, notice will be given twice, the first such notice to be given not more than 60 nor less than 45 days prior to the date fixed for redemption and the second such notice to be given not more than 45 nor less than 30 days prior to the date fixed for redemption. In the case of such partial redemption, the notices shall specify the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities outstanding after such partial redemption. The first notice shall specify the last date on which exchanges or transfers of Securities may be made (in accordance with Section 3(m)), and the second notice shall specify the serial numbers of the Securities and the portions thereof called for redemption. In the case of any redemption by the Company, in whole or in part, notice or notices shall specify the date the conversion privilege expires in accordance with Section 4(a) hereof.

         The Company shall, at least 75 days (or such shorter period as shall be reasonably acceptable to the Trustee) before the date designated for any such redemption, give written notice to the Trustee (and any Paying Agent and Conversion Agent, if different from Trustee) of its election to redeem outstanding Securities on the redemption date specified in such notice and state in such notice that the conditions precedent to such redemption have occurred and describe them, and shall request the Trustee to arrange for publication and mailing of the notice specified herein and the Trustee shall cause to be published on behalf of and at the expense of the Company a notice or notices of redemption in accordance with the provisions of this Section 6(d). In the case of a partial redemption by the Company, the Trustee shall send a copy of such notice of redemption to the Company and the Paying Agent (if different from the Trustee). The Trustee shall notify the Company promptly of the portions of outstanding Securities to be called for redemption as determined pursuant to Section 6(a) hereof.

         (iii) Holder Redemption. The Company shall give notice to the Trustee (the "Company Notice") of the occurrence of a Designated Event immediately upon the occurrence of such Designated Event or, if later, immediately upon learning of the occurrence of such Designated Event (provided, that the Company shall be deemed to have knowledge of any information contained in any Statement on Schedule 13D or 13G filed with the U.S. Securities and Exchange Commission). The Company Notice shall state: (A) the Holder Redemption Date in respect of such Designated Event; (B) the redemption price as set forth in Section 6(c) hereof; (C) the place or places of payment of the Securities; and (D) such other information as the Company shall deem advisable.

         The Trustee, assuming it has received the Company Notice set forth in the preceding paragraph, shall, on behalf and at the expense of the Company, not later than 30 days after the later of the occurrence of a Designated Event or the date the Company learns of the occurrence of the Designated Event (the date on which such notice is published by the Trustee shall be the "Change in Control Notice Date") (A) cause to be published a notice of entitlement to redeem setting forth the information set forth in the Company Notice and the last day for surrender of the Securities being redeemed and also specifying that a holder electing redemption will be entitled to revoke its election by delivering a written notice of such revocation, together with the holder's non-transferable receipt for such Security, to the agency designated by the Company as the place for the payment of the Securities to be so redeemed not later than the Holder Redemption Date; (B) mail by first-class mail a copy of such notice to each holder of a Security at the address of such holder as it shall appear in the Security Register; and (C) send a copy of such notice of entitlement to redeem to the Company and any Paying Agent (if different from the Trustee). The Trustee shall notify the Company on each of the five Business Days prior to the Holder Redemption Date of the amount required to redeem such Securities.

         (e) Payment of Redemption. If notice of redemption has been given in the manner set forth in Section 6(d) hereof, the Securities so to be redeemed shall become due and payable on the applicable redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in the notice given by the Company with respect to such redemption, the Securities shall be paid and redeemed by the Company, at the places and in the manner and currency herein specified and at the redemption price together with accrued interest, if any, to the redemption date. From and after the redemption date, if monies for the redemption of Securities shall have been made available at the principal corporate trust office of the Trustee for redemption on the redemption date, the Securities shall cease to bear interest and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest to the redemption date. If monies for the redemption of the Securities are not made available by the Company for payment until after the redemption date, the Securities shall not cease to bear interest until such monies have been so made available.


7.       Conversion of Securities.

         (a) General. Subject to and upon compliance with the provisions of this Section 7, at the option of the holder thereof, any outstanding Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000, may be converted at any time on or after the date which is the Registration Date (as defined below) and prior to the close of business on February 1, 2006, at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares ("Conversion Shares") of the Company's common stock, par value $.01 per share ("Common Stock") at a conversion price equal to $12.47 aggregate principal amount of Securities for each Conversion Share (as such price may be adjusted prior to conversion pursuant to Section 7(g) hereof) (the "Conversion Price"). The term "Registration Date" shall mean the date of the effectiveness of the Registration Statement (as defined in Section 7(q) hereof).

         (b) Exercise. In order to exercise the conversion privilege, the holder of any Security to be converted shall surrender such Security, or, if less than the entire principal amount of a Security is to be converted, the portion thereof to be converted, at the office of the Conversion Agent, accompanied by (i) instruments of transfer (if so required by the Company or the Trustee) in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his duly authorized attorney, and (ii) a duly signed and completed Conversion Notice, in substantially the form set forth in the Security, at the principal corporate trust office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York or at such other offices or agencies as the Company may designate. Securities surrendered for conversion during the period after the close of business on any Record Date next preceding any interest payment date to the close of business on such interest payment date shall (except in the case of Securities or portions thereof which have been called for redemption on a redemption date within such period) be accompanied by payment of an amount equal to interest payable on such interest payment date on the principal amount being surrendered for conversion. Except as otherwise provided in the immediately preceding sentence and subject to Section 5(d) hereof, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion.

         (c) Conversion Shares. Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the holders of such Securities as holders shall cease, and the person or persons entitled to receive the Conversion Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Conversion Shares at such time. As promptly as practicable on or after the conversion date, the Company shall cause to be issued or delivered at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable or deliverable upon conversion, together with payment, in lieu of any fraction of a share, as provided below.

         (d) Partial Conversion. In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the holder thereof, at the expense of the Company, a new Security or Securities in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

         (e) No Fractional Shares; Computation of Shares. No fractional Conversion Shares shall be issued or delivered upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full Conversion Shares which shall be issuable or deliverable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional Conversion Share which would otherwise be issuable or deliverable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Closing Price (as defined in Section 7(f)(v) hereof) for a share of Common Stock at the close of business on the day preceding the day of conversion.

         (f) Securities Called for Redemption. If any Security or a portion thereof is called for redemption by the Company, or the holder thereof elects to have such Security redeemed in whole by the Company pursuant to Section 6(c) hereof, then in respect of such Security (or, in the case of partial redemption by the Company, such portion thereof) the right to convert such Security (or, in the case of partial redemption by the Company, such portion thereof) shall expire (unless the Company defaults in making the payment due upon redemption) at the close of business on the Business Day immediately preceding the date fixed for redemption or the Holder Redemption Date (provided that in the latter case the holder shall have first revoked his redemption election in accordance with Section 6(c) hereof).

         (g)  Adjustment to Conversion Price.

                 (i) Dividends; Distributions. In case at any time the Company shall pay or make a stock dividend or other distribution on any class of equity securities of the Company in shares of Common Stock, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares of Common Stock constituting such dividend or other distribution, such adjustment to become effective immediately after the opening of business on the day following the date fixed for such determination; and in the event that such dividend or other distribution is not so made, or is made in part, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date has not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

                 (ii) Stock Splits, etc. In case at any time the Company shall (A) subdivide its outstanding shares of Common Stock into a greater number of shares, (B) combine its outstanding shares of Common Stock into a smaller number of shares, or (C) issue by reclassification of its shares of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation) any shares of capital stock, the Conversion Price in effect at the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any Security surrendered for conversion after such time shall be entitled to receive the aggregate number and kind of shares which, if such Security had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such subdivision, combination or reclassification. Such adjustment shall become effective immediately after the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                 (iii) Warrants; Other Rights. In case at any time the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase Common Stock at a price per share less than the current market price per share of Common Stock (determined as provided in paragraph (v) of this Section 7(g)) on such record date, the Conversion Price in effect at the opening of business on the day following such record date, shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price per share of Common Stock and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following such record date; provided, however, that no adjustment to the Conversion Price shall be made pursuant to this Section 7(g)(iii) if the holders of Securities receive, or are entitled to receive upon conversion or otherwise, the same rights or warrants as are issued to the holders of Common Stock, on the same terms and conditions as such rights or warrants are so issued to the holders of Common Stock. Such reduction shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, or are issued in part, or are issued but all or part of which expire unexercised, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect (i) if such record date had not been fixed or (ii) based on the actual number of shares actually issued, as the case may be.

                 (iv) Distributions of Property. In case at any time the Company shall fix a record date for the making of a distribution, by dividend or otherwise, to all holders of its shares of Common Stock, of evidences of its indebtedness or assets (including securities, but excluding (x) any dividend or distribution referred to in paragraph (i) of this subsection (c) or any rights or warrants referred to in paragraph (iii) of this Section 7(g), (y) any dividend, return of capital or distribution paid in cash out of the retained earnings of the Company and (z) any regular quarterly dividend consistent with past practice), then in each such case the Conversion Price in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the total number of outstanding shares of Common Stock multiplied by the current market price per share of Common Stock (determined as provided in paragraph (v) of this Section (g)) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Trustee) of the portion of the assets or evidences of indebtedness so to be distributed, and of which the denominator shall be the total number of outstanding shares of Common Stock multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date has not been fixed.

                   (v) Current Market Price. For the purpose of any computation under paragraphs (iii) and (iv) of this Section 7(g), the current market price per share of Common Stock on any date shall be deemed to be the average of the Closing Prices (as defined below) for the 15 consecutive trading days upon which the principal trading market for the Common Stock is open commencing 25 trading days before the day in question. The "Closing Price" for any day shall be the last reported sales prices regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sale price quoted on the Nasdaq Stock Market's National Market, or if not so quoted, as determined by the Company.

                  (vi) Other Adjustments. The Company may make such adjustments in the Conversion Price, in addition to those required by paragraphs (i), (ii), (iii) and (iv) of this Section 7(g), as it considers to be advisable in order that any event treated for United States Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                 (vii) No Nominal Adjustment. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least U.S. $.25 in such Conversion Price; provided, however, that any adjustment which by reason of this paragraph (vii) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7(g) shall be made to the nearest cent or to the nearest 1/1000 of a share, as the case may be.

         (h) Notice of Adjustment. Whenever the Conversion Price is adjusted as provided in Section 7(g):

                   (i) the Company shall compute the adjusted Conversion Price in accordance with the terms of Section 7(g) and shall prepare a certificate signed by the President, any Vice President or the Treasurer of the Company setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Conversion Agent; and

                  (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared, and, as soon as practicable after it is prepared, the Company shall promptly cause a notice setting forth the adjusted Conversion Price to be given to the holders of the Securities. Such notice shall be published on behalf and at the expense of the Company in an Authorized Newspaper on a Business Day in the City of New York as set forth in Section 21 of this Indenture.

         (i) Notice of Action Causing Adjustment. In case the Company shall take any action which would result in an adjustment to the Conversion Price pursuant to Section 7(g), then the Company shall cause to be filed with the Conversion Agent a notice setting forth the anticipated Conversion Price after giving effect to such adjustment to the Conversion Price and a brief statement of the facts requiring such adjustment to the Conversion Price and shall cause notice to be given as provided in Sections 7(h)(ii) and 21 hereof except that notice need be given once at least 20 days (or 10 days in any case of an adjustment arising under Section 7(g)(i) or 7(g)(iii) of the Securities) prior to the applicable record date for the event giving rise to such adjustment, stating (x) the date on which a record is to be established in connection with the event giving rise to such adjustment or, if a record is not to be established, the date as of which the holders of record of Common Stock to be entitled to the dividend, distribution, rights or warrants giving rise to such adjustment is to be determined, or (y) the date on which a reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or other action is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for the securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up or other action. The failure to give notice required by this Section 7(i) or any defect therein shall not affect the legality or validity of any dividend, distribution, rights, warrants, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or other action, or the vote on any such action.

         (j) Reserved Shares of Common Stock. The Company shall, at all times, have reserved and available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, for the purpose of effecting the conversion of Securities, the full number of Conversion Shares then issuable upon the conversion of all Securities (based on the aggregate principal amount of Securities outstanding).

         (k) Registrations and Approvals Under Law. The Company shall in good faith use its best efforts (i) to cause all registrations with, and to obtain any approvals by, any governmental authority under any Federal or state law of the United States that may be required before the Conversion Shares (or other securities issuable upon conversion of the Securities) may be lawfully issued or transferred and delivered pursuant to this Section 7 and (ii) subject to
Section 7(q), to list on the Nasdaq Stock Market's National Market (or such other principal exchange on which the Common stock shall be listed from time to time) the Conversion Shares (or other securities issuable upon conversion of the Securities) prior to the issue or delivery thereof upon conversion of Securities provided, however, that nothing contained in this Section 7(k) shall be construed to require the Company to file a registration statement under the Securities Act with respect to such Conversion Shares, it being intended that the Company's only obligations in this respect are set forth in Section 7(q) hereof.

         (l) Nonassessable Shares. The Company covenants that all Conversion Shares (or other securities issuable upon conversion of the Securities) will upon issuance be fully paid and nonassessable and, except as provided in
Section 13 hereof, the Company will pay all stamp, excise or similar taxes or duties, liens and charges with respect to the issue thereof.

         (m) Converted Securities. All converted Securities shall be delivered to the Trustee for cancellation, which shall hold or dispose of the same in accordance with its policy for disposal of canceled securities or as otherwise directed by the Company. Converted Securities shall not be transferred. If the Trustee is not also the Conversion Agent, the Company will promptly give, or cause to be given, written notice to the Trustee of the serial numbers of all Securities which have been converted.

         (n) Merger or Consolidation. In case of any consolidation with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, upon consummation of such transaction the Securities then outstanding shall, without the consent of any holder, automatically become convertible only into the kind and amount of securities, cash or other assets which the holder of a Security would have owned immediately after the consolidation, merger, sale or transfer if the holder had converted the Security at the conversion price in effect immediately before the effective date of such transaction. Concurrently with the consummation of such transaction, the person obligated to issue securities or deliver cash or other assets upon conversion of the Securities shall execute and deliver to the Trustee an amendment to this Indenture so providing and further providing for
(i) adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Section 7 and (ii) the assumption of the Company's registration obligation in Section 7(q) hereof. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

         (o) Trustee Not Obligated. Subject to Section 11(a) hereof, neither the Trustee nor the Conversion Agent shall at any time be under any duty or responsibility to any holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in the Securities provided to be employed, in making the same. Neither the Trustee nor the Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Conversion Shares or of any securities or property which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor the Conversion Agent makes any representation with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for any acts or omissions of the Company including without limitation any failure of the Company to issue, transfer or deliver any certificates representing Conversion Shares or other securities or property or to make any cash payment upon the delivery of any Security for the purpose of conversion or to comply with any of the covenants contained in this Section 7.

         (p) Restrictions on Conversion Shares. Any Common Stock issued upon conversion of a Restricted Security ("Restricted Common Stock") at any time prior to the date which is three years after the Closing Date and when a registration statement in respect of such Common Stock is not effective under the Securities Act shall be subject to the restrictions on transfer set forth in Section 3 hereof to the same extent as such Restricted Securities which were so converted. All shares of Restricted Common Stock shall bear the legend and transfer requirements set forth in

Section 3(d) hereof, with such modifications thereto as the Company shall deem appropriate.

         (q) Registration Statement. The Company covenants (i) to prepare and file promptly a registration statement on Form S-1, S-2 or S-3 under the Securities Act (the "Registration Statement"), or any successor forms thereto,
(ii) to use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable, and (iii) to use its best efforts to keep the Registration Statement continuously effective during a period ending January 29, 1999 or such shorter period that terminates on the earlier of (A) the date on which all Securities (or Conversion Shares issued upon conversion of Securities) have been sold pursuant to such Registration Statement or (B) the date on which all Securities shall have been redeemed.
The Registration Statement shall register resales of the Securities and the Conversion Shares such that the Securities and Conversion Shares may be lawfully transferred and delivered pursuant to the Registration Statement. The Company will bear all reasonable costs and expenses of such Registration Statement. The Trustee shall have no responsibility for the preparation, filing or continued effectiveness of the Registration Statement.


8. Subordination. (a) The Company, for itself, its successors and assigns, covenants and agrees, and each holder of Securities by his acceptance thereof, likewise covenants and agrees, that the payment of the principal of and interest and Additional Amounts on each and all of the Securities is hereby expressly subordinated and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness of the Company (as defined below).

         "Senior Indebtedness" of the Company shall mean the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for post-filing interest is allowed in such proceeding) and all other amounts due on or with respect to the following whether outstanding at the date hereof or hereafter incurred or created:

                 (i) any indebtedness of the Company (excluding the Securities and indebtedness ranking pari passu with the Securities, but including guarantees given by the Company), whether now outstanding or subsequently created or incurred, for money borrowed, whether or not evidenced by debentures, notes or similar instruments, issued, incurred or assumed by the Company;

                 (ii) the Company's existing indebtedness (other than existing subordinated indebtedness), including indebtedness under the Company's principal revolving bank credit facilities;

                 (iii)  secured indebtedness; and

                  (iv) renewals, extensions, refinancing, refundings, amendments and modifications of any such indebtedness or obligations or of the instruments creating or evidencing such indebtedness or obligations;

unless by the terms of the instrument creating or evidencing such indebtedness or such renewal, extension, refinancing, refunding, amendment or modification, it is provided that such indebtedness or indebtedness as so modified or amended, or such renewals, extensions or refundings, are not superior in right of payment to the Securities. The Securities shall rank pari passu with the Company's existing 12% Subordinated Debentures due 2002 and the Company's existing 7% Convertible Subordinated Debentures due 2006 issued under the Fiscal Agency Agreement.

         (b) (i) In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, in their capacity as such creditors, or to its property, or in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy, or in the event of any assignment for the benefit of creditors of the Company or any marshalling of assets of the Company, then the holders of Senior Indebtedness of the Company shall first be entitled to receive payment in full in cash of all Senior Indebtedness of the Company before the holders of any of the Securities shall be entitled to receive any payment on account of the principal of or interest or Additional Amounts on the Securities, and to that end the holders of Senior Indebtedness of the Company shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect of the Securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Section 8 with respect to the Securities), to the payment of all Senior Indebtedness of the Company, provided that the rights of the holders of Senior Indebtedness of the Company are not altered by such reorganization or readjustment. For the purposes of this Section 8, no consolidation, merger, conveyance or transfer made pursuant to the provisions of Section 15 shall be deemed to be a liquidation, reorganization, dissolution or other winding up of the Company.

                 (ii) If under the circumstances set forth in paragraph (i) of this subsection, and notwithstanding the provisions thereof, any payment or distribution of assets of the Company of any kind, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated, at least to the extent provided in this Section 8 with respect to the Securities, to the payment of all Senior Indebtedness of the Company, provided that the rights of the holders of Senior Indebtedness of the Company are not altered by such reorganization or readjustment), shall be received by the holders of the Securities before all Senior Indebtedness of the Company is paid in full in cash, such payment or distribution shall be paid over to the holders of Senior Indebtedness of the Company ratably, for application to the payment of all Senior Indebtedness of the Company remaining unpaid until all Senior Indebtedness of the Company shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness of the Company.

                 (iii) Upon any distribution of assets of the Company referred to in this Section, the holders of Securities shall be entitled to rely upon any final order or decree of a court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, and the holders of Securities shall be entitled to rely upon a certificate of the liquidating trustee or agent or other person making any distribution to the holders of Securities for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness of the Company and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section.

         (c) (i) Upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration or otherwise, all Senior Indebtedness of the Company shall first be paid in full in cash, or such payment duly provided for in cash, before any payment, directly or indirectly, is made on account of the principal of or interest or Additional Amounts on the Securities.

                 (ii) Upon the happening of an event of default with respect to any Senior Indebtedness of the Company, as defined therein or in the instrument under which it is outstanding constituting a default in payment or any default permitting the holders to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment or redemption shall be made by the Company, directly or indirectly, on account of the principal of or interest or Additional Amounts on the Securities.

         (d) In case cash, securities or other property otherwise payable or deliverable to the holders of the Securities shall have been applied, pursuant to Sections 8(b) or 8(c) hereof, to the payment of Senior Indebtedness of the Company, then, upon the payment in full in cash of all Senior Indebtedness of the Company, the holders of the Securities shall be subrogated to any rights of any holders of Senior Indebtedness of the Company to receive any further payment or distributions applicable to Senior Indebtedness of the Company until the principal of and interest and Additional Amounts on the Securities shall have been paid in full, and such payments or distributions received by the holders of the Securities, by reason of such subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of Senior Indebtedness of the Company shall, as between the Company and its creditors other than the holders of Senior Indebtedness of the Company, on the one hand, and the holders of the Securities, on the other hand, be deemed to be a payment by the Company on account of Senior Indebtedness of the Company and not on account of the Securities.

         (e) No present or future holder of any Senior Indebtedness of the Company shall be prejudiced in any way in the right to enforce the subordination of the Securities by any act or failure to act on the part of the Company. The provisions of this Section 8 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness of the Company, on the one hand, and the holders of the Securities, on the other hand, against the Company and its assets, and nothing contained in this Section 8 shall impair, as between the Company and the holder of any Security, the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof the principal thereof and interest and Additional Amounts thereon as and when the same shall become due and payable in accordance with the terms thereof, or prevent the holder of any Security, upon default hereunder or under such Security, from exercising all rights, powers and remedies otherwise provided herein or therein or by applicable law, all subject to the rights of the holders of Senior Indebtedness of the Company under this
Section 8 to receive cash, property or securities otherwise payable or deliverable to the holders of the Securities.

         (f) Nothing contained in this Section 8 or in any of the Securities shall prevent at any time, except under the conditions described in Sections 7(b) and (c) hereof or during the pendency of any dissolution, winding up, liquidation or reorganization proceedings therein referred to, the Company from making payments at any time of principal of or interest or Additional Amounts, if any, on the Securities. Nothing contained in this Section 8 shall prevent conversions of Securities.

         (g) Notwithstanding the provisions of this Section 8 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at the address specified in Section 21 hereof from the Company or a holder of Senior Indebtedness or from any trustee or agent therefor at least two Business Days prior to the making of any payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 11 hereof, shall be entitled in all respects to assume that no such facts exist.

         Subject to the provisions of Section 11 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Senior Indebtedness of the Company (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Section 8, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Section 8, and if such evidence is not furnished, the Trustee may defer any payment which it may be required to make for the benefit of such person pursuant to the terms of this Indenture pending judicial determination as to the rights of such person to receive such payment.

         (h) The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Section 8 or otherwise. The Trustee shall not be charged with knowledge of the existence of Senior Indebtedness of the Company unless a trust officer (as defined in Section 11(a)(ii) hereof) of the Trustee shall have received notice to that effect at the address of the Trustee set forth in Section 21 hereof. With respect to holders of Senior Indebtedness of the Company, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Section 8.

         (i) The Trustee shall be entitled to all the rights set forth in this Section 8 with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in the Security or this Indenture shall deprive the Trustee of any of its rights as such holder.

9.       Surrendered Securities; Mutilated, Destroyed, Stolen or Lost
Securities.

         (a) All Securities, surrendered for payment, redemption, retirement, transfer or exchange shall be delivered to the Trustee. In any such case the Trustee shall cancel all Securities not previously canceled and dispose of or deliver all such Securities to the Company in accordance with the Trustee's policy for disposal of canceled securities.

         (b) The Trustee is hereby authorized, in accordance with the provisions of the Securities and this Section, from time to time to authenticate and deliver Securities in exchange for or in lieu of Securities that become mutilated, destroyed, stolen or lost, upon receipt of such indemnity and such other documents or proof as may be required in form and substance satisfactory to the Trustee and the Company. Every Security authenticated and delivered in exchange for or in lieu of any such Security shall be considered the obligation of the Company and shall carry all the rights to interest accrued and unpaid and to accrue which were carried by such Security.


10. Signatures. Securities shall be executed on behalf of the Company by its Chairman, its Chief Executive Officer, its President, its Secretary, any Vice President, its Treasurer, any Assistant Treasurer or any Assistant Secretary, any of whose signatures may be manual or in facsimile. Any signature in facsimile may be imprinted or otherwise reproduced on the Securities. The Company may adopt and use the signature or facsimile signature of any person who shall be a Chairman, Chief Executive Officer, President, Secretary, Vice President, Treasurer, Assistant Treasurer or Assistant Secretary at the time of the execution of the Securities, notwithstanding the fact that at the time the Securities shall be authenticated and delivered, or disposed of, such person shall have ceased to have held such office by virtue of which such person so executed such security.


11.  Trustee.

         (a) Duties and Responsibilities of the Trustee. With respect to the holders of any Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                   (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default which may have occurred:

                          (A) the duties and obligations of the Trustee with respect to the Securities shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (B) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by its trust officers, which term for purposes hereof means the Trustee's chairman or any vice-chairman of the board of directors, the chairman or vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                 (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of any Securities pursuant to this Indenture or the Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

         None of the provisions contained in this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

         (b) Reliance on Documents, Opinions, etc.  Subject to Section 11(a):

                   (i) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, any certificate signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Secretary any Assistant Secretary, any Vice President or the Treasurer of the Company (an "Officer's Certificate") or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, direction or other paper or document believed by the Trustee to be genuine and have been signed or presented by the proper party or parties;

                  (ii) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors of the Company shall be sufficiently evidenced by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                 (iii) the Trustee may consult with one or more counsel satisfactory to it (including counsel to the Company) and the written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Trustee hereunder in good faith and in accordance with such opinion of counsel;

                  (iv) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the holders of Securities pursuant to the provisions of this Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                   (v) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                  (vi) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, direction, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, without any obligation so to do, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney; and

                 (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder; provided that the Trustee shall notify the Company of the appointment of any such agents.

         (c) No Responsibility for Recitals, Validity of Indenture, Exchange Offer Memorandum, etc. Any recitals contained herein or in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities or the Exchange or the Exchange Offer Memorandum. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

         (d) Trustee and Agents May Hold Securities. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and, subject to Sections 11(h) and 11(m), if operative, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

         (e) Moneys to Be Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder.

         (f) Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents, including any Authenticating Agent and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability, damage, claim or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be secured by a lien prior to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities.

         When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5(d) or 5(e) of the Securities, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar law.

         The provisions of this Section shall survive the termination of this Indenture.

         (g) Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 11(a) and 11(b), whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

         (h) Conflicting Interest of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the TIA, it shall either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

         (i) Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $100,000,000, and which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation at any time shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 11(i), the Trustee shall resign immediately in the manner and with the effect specified in Section 11(j).

         (j) Resignation or Removal of Trustee; Appointment of Successor
Trustee.

                   (i) The Trustee may at any time resign by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee or trustees by written instrument in duplicate, executed by authority of the Board of Directors (the term "Board of Directors," when used herein with reference to the Company, means either the board of directors of the Company, or any duly authorized committee of such board), one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any holder of Securities who has been a bona fide holder of a Security for at least six months may, subject to the provisions of Section 14, on behalf of itself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

                  (ii)  In case at any time any of the following shall occur:

                          (A) the Trustee shall fail to comply with the provisions of Section 11(h) after written request therefor by the Company or by any holder of Securities who has been a bona fide holder of a Security for at least six months; or

                          (B) the Trustee shall cease to be eligible in accordance with the provisions of Section 11(i) and shall fail to resign after written request therefor by the Company or by any such holder of Securities ; or

                          (C) the Trustee shall become incapable of acting with respect to the Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

         then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 14, any holder of Securities who has been a bona fide holder of a Security for at least six months may on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

                 (iii) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 14(k) of the action in that regard taken by the holders of Securities.

                  (iv) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 11(j) shall become effective only upon acceptance of appointment by the successor trustee as provided in Section 11(k).

                   (v) The Company shall mail notice of each resignation and each removal of the Trustee to all holders of Securities at each such holder's last address as it shall appear in the Security Register.

         (k) Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 11(j) shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee hereunder; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of any amounts then due it pursuant to Section 11(f), the predecessor Trustee ceasing to act shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 11(f).

         No successor trustee shall accept appointment as provided in this
Section 11(k) unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 11(h) and eligible under the provisions of Section 11(i).

         Upon acceptance of appointment by any successor trustee as provided in this Section 11(k), the Company shall mail notice thereof to the holders of Securities at each such holder's last address as it shall appear in the Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 11(j). If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         (l) Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be qualified under the provisions of
Section 11(h) and eligible under the provisions of Section 11(i), without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee by merger, conversion or consolidation may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of such successor to the Trustee or, if such successor to the Trustee is a successor by merger, conversion or consolidation, in the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

         (m) Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the TIA regarding the collection of claims against the Company (or any such other obligor).

         (n) Authenticating Agent. The Trustee may appoint an authenticating agent or agents reasonably acceptable to the Company with respect to the Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange, registration of transfer, partial redemption thereof or substitution pursuant to this Indenture and such authenticating agent or agents shall enter into such agreements with the Company as the Company may reasonably request. Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder and every reference herein to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an authenticating agent. Each authenticating agent shall at all times be a bank or trust company organized under the laws of the United States of America or of any State or of the District of Columbia having a combined capital and surplus of not less than U.S. $100,000,000 and which is authorized by law to act as an authenticating agent, and is subject to supervision or examination by a duly constituted Federal, State or District of Columbia banking authority. If such authenticating agent publishes reports of condition at least annually, pursuant to law or the requirements of said supervising or examining authority, then for the purposes of this Section 11(n), the combined capital and surplus of such authenticating agent at any time shall be deemed to be the combined capital and surplus of such authenticating agent as set forth in its most recent report of condition so published. In case at any time an authenticating agent shall cease to be eligible in accordance with the provisions of this Section 11(n), such authenticating agent shall resign immediately in the manner and with the effect specified in this Section 11(n).

         (o) Reports to Holders. Within 60 days after each November 1 beginning with November 1, 1997, the Trustee shall mail to each holder of Securities a brief report dated as of November 1 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). A copy of each report at the time of its mailing to holders of Securities shall be filed with the SEC and each stock exchange on which the Securities are listed, if any.
The Company agrees to notify the Trustee whenever the Securities become listed on any stock exchange.

         (p) Securities Holders List. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of holders of Securities. If the Trustee is not the Registrar, the Corporation shall furnish to the Trustee on or before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of holders of Securities.


12.  Events of Default.

         (a) Events of Default. In the event that any of the following ("Events of Default") shall occur and be continuing:

                   (i) the Company shall fail to pay when due the principal amount of any of the Securities whether at maturity or upon redemption or otherwise; or

                  (ii) the Company shall fail to pay any installment of interest or Additional Amounts, if any, on any of the Securities for a period of 30 days after the date when due; or

                 (iii) the Company shall fail duly to perform or observe any other term, covenant or agreement contained in any of the Securities or in this Indenture for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall first have been given to the Company by the Trustee or to the Company and the

         Trustee by the holders of at least 25% in aggregate principal amount of the Securities at the time outstanding; provided, however, that in the event the Company shall within the aforesaid period of 60 days commence legal action in a court of competent jurisdiction seeking a determination that the Company had not failed duly to perform or observe the term or terms, covenant or covenants or agreement or agreements specified in the aforesaid notice, such failure shall not be an Event of Default unless the same continues for a period of 10 days after the date of any final determination to the effect that the Company had failed to duly perform or observe one or more of such terms, covenants or agreements; or

                  (iv) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of the property of it or ordering the winding-up or liquidation of the affairs of it and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                   (v) the Company shall commence a voluntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall take any corporate action in furtherance of any of the foregoing; or

                  (vi) an event of default, as defined in any indenture or instrument evidencing or under which the Company shall have outstanding at least $10,000,000 (or its equivalent in another currency), in aggregate principal amount of indebtedness for borrowed money, shall happen and be continuing and such default shall involve the failure to pay the principal of such indebtedness (or any part thereof), when due and payable after the expiration of any applicable grace period with respect thereto, or such default shall result in such indebtedness being accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable, and failure to pay shall not have been cured by the Company within 30 days after such failure or such acceleration shall not be rescinded or annulled within 30 days after notice thereof shall have first been given to the Company; provided that if such event of default under such indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of any of the holders of Securities;

then any holder of a Security may, at such holder's option, declare the principal of the Security and the interest accrued thereon (and Additional Amounts, if any, thereon) to be due and payable immediately by written notice to the Company and the Trustee, and if any such Event of Default shall continue at the time of receipt of such written notice, the principal of the Security and the interest accrued thereon (and Additional Amounts, if any, thereon) shall become immediately due and payable, subject to the proviso of clause
(iii) of this Section 12(a). Upon payment of such amount of principal and interest (and Additional Amounts, if any), all of the Company's obligations in respect of payment of principal of and interest on (and Additional Amounts, if any) such Security shall terminate. Interest on overdue principal and interest (and Additional Amounts, if any) shall accrue from the date on which such principal and interest (and Additional Amounts, if any) were due and payable to the date such principal and interest (and Additional Amounts, if any) are paid or duly provided for, at the rate borne by the Securities (to the extent payment of such interest shall be legally enforceable). Additionally, if an Event of Default occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the holders of Securities), may declare the entire principal of all of the Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, subject to the proviso of clause
(iii) of this Section 12(a). Any acceleration of this Security pursuant to this Section 12(a) shall not affect the subordination provisions of Section 7 hereof.

         If an Event of Default, as defined in this Section 12, with respect to the Securities, or an event which would, with the passing of time or the giving of notice, or both, be an Event of Default, shall occur and be continuing, the Company shall within two Business Days of becoming aware thereof notify the Trustee in writing, of such Event of Default and the Trustee shall thereupon promptly notify all of the holders of the Securities of such Event of Default, except as provided below.

         If an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each holder of Securities notice of the default within 90 days after such Event of Default. Except in the case of a default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its trust officers in good faith determines that withholding the notice does not materially adversely affect the interests of the holders.

         The Company shall provide to the Trustee within 90 days after the end of each fiscal year of the Company, commencing with the fiscal year ending December 31, 1996, a certificate to the effect that as of the last day of such fiscal year there was then existing no default with respect to the Securities, as defined in this Section. The Trustee shall make such certificate available for inspection during normal business hours but shall have no duty to the holders of the Securities in respect of such certificate.

         (b) Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any holder of Securities in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

         (c) Waiver of Past Defaults. Subject to Section 14, the holders of a majority in aggregate principal amount of the then outstanding Securities by notice to the Trustee may on behalf of all the holders waive an existing Event of Default and its consequences. When an Event of Default is waived, it is cured and ceases; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         (d) Control by Majority. The holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or the Securities or the Indenture, is unduly prejudicial to the rights of other holders of Securities, or would involve the Trustee in personal liability.

         (e) Limitation on Suits. A holder of Securities may pursue a remedy with respect to the Indenture or the Securities only if:

                 (i) the holder of Securities gives to the Trustee notice of a continuing Event of Default;

                 (ii) the holders of at lease 25% in principal amount of the then outstanding Securities make a request to the Trustee to pursue the remedy;

                 (iii) such holder or holders of Securities offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (v) during such 60-day period the holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

Notwithstanding the foregoing, a holder of Securities may always exercise its rights under Section 12(a).

         (f) Rights of holders of Securities To Receive Payment. Notwithstanding any other provision of the Indenture or the Securities, the right of any holder of Securities to convert such holder's Securities and to receive payment of principal and interest on such holder's Securities, on or after the respective due dates expressed in such Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the holder of Securities made pursuant to this Section.

         (g)  Collection Suit by Trustee.  If an Event of Default specified in
Section 12(a) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Securities and interest on overdue principal and interest and such further amount as shall be sufficient to cover the costs and, to the extent lawful, expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          (h) Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the holders of Securities allowed in any judicial proceedings relative to the Company, its creditors or its property. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any holder of Securities any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder of Securities in any such proceeding.

         (i)  Priorities.  If the Trustee collects any money pursuant to this
Section 12, it shall pay out the money in the following order:

                 First: to the Trustee for amounts due under Section 11(f) hereof;

                 Second: to the holders of Senior Indebtedness to the extent required by Section 8 hereof;

                 Third: to holders of Securities for amounts due and unpaid on the Securities for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest respectively; and

                 Fourth:  to the Company.

                 The Trustee may fix a record date and payment date for any payment to holders of Securities made pursuant to this Section.

         (j) Undertaking for Costs. In any suit for the enforcement of any right or remedy under the Indenture or the Securities or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a holder pursuant to Section 5(f) hereof, or a suit by holders of more than 25% in principal amount of the then outstanding Securities.


13. Taxes. The Company will pay all stamp taxes and other similar duties, if any, that may be imposed by the United States of America, or any state or political subdivision thereof or taxing authority therein, with respect to the execution or delivery of this Indenture, or the issuance of the Securities, or with respect to the issuance or delivery of Conversion Shares (or other securities that may become issuable on conversion of Securities); provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of any transfer (i) involved in the issue or delivery of Securities in a name other than that of the holder of the Restricted Debenture surrendered in exchange for such Security; (ii) involved in the issuance or delivery of Conversion Shares in a name other than that of the holder of the Security or Securities to be converted, and no such issuance or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or duty or has established to the satisfaction of the Company that such tax or duty has been paid or (iii) for which it is entitled pursuant to Section 3(h) of this Agreement to require such tax or duty to be paid prior to transfer or exchange.


14. Meetings and Votes of Holders; Communications Among Holders.

         (a) Purposes of Meetings. A meeting of holders of Securities may be called at any time and from time to time pursuant to this Section 14 for any of the following purposes: (i) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder or under the Securities and its consequences, or to take any other action authorized to be taken by holders of Securities pursuant to Section 18 hereof; or (ii) to take any other action authorized to be taken by or on behalf of the holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture, the Securities or under applicable law.

         (b) Place of Meetings. Meetings of holders of Securities may be held at such place or places in the City of New York as the Company or the holders calling the meeting shall from time to time determine.

         (c) Calling of Meetings by Holders. The Company may at any time call a meeting of holders of Securities to be held at such time and at such place in the location designated in Section 14(b) hereof as the Company shall determine. Notice of every meeting of holders shall be published on behalf and at the expense of the Company in an Authorized Newspaper on a Business Day in the City of New York as set forth in Section 21 of this Indenture with a copy to the Trustee. Such notice shall set forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, and shall be published at least twice, the first publication to be not less than 21 nor more than 180 days prior to the date fixed for the meeting.

         (d) Calling of Meetings By Holders. In case at any time the holders of at least 25% in aggregate principal amount of the Securities shall have requested the Company to call a meeting of the holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Company shall not have given the first notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the holders of Securities in the amount above specified may determine the time and the place in the location designated in Section 14(b) hereof for such meeting and may call such meeting to take any action authorized in Section 14(a) hereof by giving notice thereof as provided in Section 14(c) hereof.

         (e) Persons Entitled to Vote. To be entitled to vote at any meeting of holders of Securities, a person shall be (i) a holder of one or more Securities, or (ii) a person appointed by an instrument in writing as proxy for a holder or holders of Securities by such holder or holders, which proxy need not be a holder of Securities. The only persons who shall be entitled to be present or to speak at any meeting of holders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         (f) Quorums. The persons entitled to vote a majority in principal amount of the outstanding Securities shall constitute a quorum for the transaction of all business specified in Section 14(a) hereof. No business shall be transacted in the absence of a quorum unless a quorum is represented when the meeting is called to order. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of the holders of Securities (as provided in Section 14(d) hereof), be dissolved. In any other case the meeting shall be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 14(c) hereof except that such notice need be published only once but must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum the persons entitled to vote 25% in principal amount of the Securities outstanding shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the Securities that shall constitute a quorum. At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by Section 9 of the Securities) shall be effectively passed and decided if passed or decided by the persons entitled to vote a majority in principal amount of the Securities represented and voting at such meeting, provided that such amount shall be not less than 25% in principal amount of the Securities outstanding. Any holder of a Security who has executed an instrument in writing appointing a person as his proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided, however, that such holder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Any resolution effectively passed or decision taken at any meeting of the holders of Securities duly held in accordance with this Section 14 shall be binding on all the holders of Securities whether or not present or represented at the meeting and whether or not notation of such decision is made upon the Securities.

         (g) Regulations. Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified herein or other proof. The holding of Securities shall be proved by the registry books maintained in accordance with Section 2(d) hereof or by a certificate or certificates of the Security Registrar.

         (h) Chairperson. The Trustee shall, by an instrument in writing, appoint a temporary chairperson and secretary of the meeting, unless the meeting shall have been called by the Company or by holders of Securities as provided herein, in which case the Company or the holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairperson and secretary. A permanent chairperson and a permanent secretary of the meeting shall be elected by vote of the holders of a majority in principal amount of the Securities represented at the meeting and entitled to vote.

         (i) Voting. At any meeting each holder or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Securities challenged as not outstanding and ruled by the chairperson of the meeting to be not outstanding. The chairperson of the meeting shall have no right to vote, except as a holder or proxy.

         (j) Adjournment. Any meeting of holders of Securities duly called pursuant to Section 14(c) or 14(d) hereof at which a quorum is present may be adjourned from time to time by vote of the holders (or proxies for the holders) of a majority in principal amount of the Securities represented at the meeting and entitled to vote; and the meeting may be held as so adjourned without further notice.

         (k) Ballots; Tabulation; Record of Proceedings. The vote upon any resolution submitted to any meeting of holders of Securities shall be by written ballots on which shall be subscribed the signatures of the holders of Securities or of their representatives by proxy and the serial number or numbers of the

Securities held or represented by them. The permanent chairperson of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided in Section 14(c) or 14(d) hereof and, if applicable,
Section 14(f) hereof. Each copy shall be signed and verified by the affidavits of the chairperson and secretary of the meeting, and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the copy delivered to the Trustee to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         (l) Communications Among Holders. Holders may communicate pursuant to TIA Section 312(b) with other holders of Securities with respect to their rights under this Indenture or the Securities. The Corporation, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

         (m) Securities Owned by Company. In determining whether the holders of the required principal amount of Securities have concurred in any direction, waiver or consent, or are present for purposes of a quorum, Securities owned by the Company or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded, except that for the purpose of determining whether the Trustee shall be protected in relying on any direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.


15.      Merger, Consolidation or Sale of Assets.

         (a) Restrictions. The Company will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation (for purposes hereof "corporation" shall include business trusts, limited partnerships, business corporations and other business entities), unless (i) either (A) the Company shall be the surviving corporation in the case of a merger or (B) (I) the surviving, resulting or transferee corporation shall expressly assume the due and punctual payment

(including Additional Amounts, if any) of all the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities, and the Indenture, by supplemental agreement, and (II) the Trustee shall have received the documentation required in the context by Section 15(b) hereof, (ii) the surviving, resulting or transferee corporation, if not organized and validly existing under the laws of the United States, shall expressly agree to make payments under the Securities free of any deduction or withholding for or on account of taxes, levies, imposts and charges whatsoever imposed by or for the account of the jurisdiction where such successor corporation is generally subject to taxation (or any political subdivision or taxing authority thereof or therein) in a manner equivalent to that set forth herein, subject to the exceptions contained in such forms of the Securities, and (iii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger, consolidation, sale or conveyance, be in default in the performance of any covenants or obligations of the Company under the Securities or the Indenture.

         (b) If at any time there shall be a merger, consolidation, sale or conveyance of assets or assumption of obligations to which any of the covenants contained in Section 15(a) hereof pertains, then in any such event the successor or assuming corporation referred to therein will promptly deliver to the Trustee:

                   (i) a certificate signed by an executive officer of such successor or assuming corporation stating that as of the time immediately after the effective date of any such transaction the covenants of the Company contained in the Securities have been complied with and the successor or assuming corporation is not in default under the provisions of this Indenture or the Securities, as applicable; and

                  (ii) a written opinion of legal counsel (who may be an employee of or counsel to the successor or assuming corporation) stating that in such counsel's opinion the covenants of the Company contained in Section 15(a) hereof (other than those contained in clause (iii) thereof) have been complied with and that any instrument or instruments executed in the performance of such covenants comply with the requirements thereof.

         (c) In case of any such merger, consolidation, sale, conveyance or assumption, such successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all of the obligations of, the Company with the same effect, under this Indenture and the Securities as if it had been named herein and in the Securities as the Company; the Company shall thereupon be relieved of any further obligation or liability hereunder or upon the Securities, and the Company, as the predecessor corporation may thereupon or at any time thereafter be dissolved, wound up or liquidated. Upon the order of such successor or assuming corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver or cause such authentication and delivery of any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor or assuming corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any merger, consolidation, sale, conveyance or assumption, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         In the event any merger, consolidation, sale, conveyance or assumption results in a Change in Control, each holder of Securities may have the right to require the Company to purchase such Securities in the manner provided in
Section 6(c) hereof.

         (d) The Trustee may rely on the documents delivered to it pursuant to this Agreement by any successor or assuming corporation pursuant to this
Section 15 as conclusive evidence that any such merger, consolidation, sale, conveyance or assumption complies with the provisions of this Section.


16. Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.


17. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

18.      Amendments.

         (a) Without Consent of Holders. Without the consent of any holders of Securities, modifications of or amendments to this Indenture may be made for any of the following purposes:

                 (i) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in this Indenture or the Securities;

                 (ii) to add to the covenants of the Company for the benefit of the holders of Securities, or to surrender any right or power herein conferred upon the Company;

                 (iii) to make provision with respect to the conversion rights of holders of Securities pursuant to Section 7(n) hereof;

                 (iv) to cure any ambiguity, to correct or supplement any provision herein or in the Securities which may be inconsistent with any other provision herein; and

                 (v) to make any other provisions with respect to matters or questions arising under this Security or the Indenture, provided such action pursuant to this clause (v) shall not adversely affect the interests of the holders of Securities.

         (b) With Consent of Holders. Modifications and amendments to this Indenture or to the Securities may be made, and future compliance with or past default by the Company under any of the provisions hereof or thereof may be waived, or any acceleration thereunder annulled, with the consent of the holders of at least a majority in aggregate principal amount of the Securities at the time outstanding, or of such lesser percentage as may act at a meeting of holders of Securities held in accordance with the provisions set forth in
Section 14 hereof (excluding for purposes of any calculation in this Section 18(b) the aggregate principal amount of Securities held by the Company or any of its subsidiaries); provided that no such modification, amendment or waiver may, without the consent of the holder of each such Security affected thereby:

                  (i) waive a default in the payment of the principal of or interest on any Security;

                 (ii) change the stated maturity of the principal of or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or change the obligation of the Company to pay Additional Amounts (except as permitted by Section 18(a)), or change the coin or currency in which any Security or the interest thereon is payable, or adversely affect the right to cause the Company to redeem (pursuant to Section 6(c) hereof) or the right to convert any Securities as provided in Sections 6 and 7 respectively, or modify the provisions of the Securities with respect to subordination of the Securities in a manner adverse to the holders;

                 (iii) reduce the requirements of Section 14 hereof for quorum or voting, or reduce the percentage in principal amount of the outstanding Securities the consent of whose holders is required for any amendment or modification of the Indenture or the Securities or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Indenture or the Securities or certain defaults hereunder and thereunder and their consequences) provided for herein;

                  (iv) change the obligation of the Company to maintain an office or agency in the City of New York; or

                  (v) modify any of the provisions of this Section 18 except to increase any such percentage or to provide that certain other provisions of this Indenture or the Securities cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby.

         (c) Senior Indebtedness. No amendment, modification or waiver under this Section may make any change to Sections 6 or 7 hereof that adversely affects the holders of any Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness of the Company (required to give such consent pursuant to the terms of such Senior Indebtedness of the Company) consent to such change.

         (d) Binding Nature. It shall not be necessary for any act of holders of Securities under this Section to approve the particular form of any proposed amendment, modification or waiver, but it shall be sufficient if such act shall approve the substance thereof. Any modifications, amendments or waivers to the Indenture or to the Securities will be conclusive and binding on all holders of the Securities, whether or not they have given such consent or were present at such meeting, whether or not notation of such modifications, amendments or waivers is made upon the Securities, and on all future holders of Securities. Any instrument given by or on behalf of any holder of a Security in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent holders of such Security.


19. Agent for Service of Process. As long as any of the Securities remain outstanding, the Company will at all times have an authorized agent in the City of New York, upon whom process may be served in any legal action or proceeding arising out of or relating to this Indenture or any Security. Service of process upon such agent and written notice of such service mailed or delivered to the Company shall to the extent permitted by law be deemed in every respect effective service of process upon the Company in any such legal action or proceeding. The Company hereby appoints the CT Corporation System as its agent for such purpose, and covenants and agrees that service of process in any legal action or proceeding may be made upon it at the office of such agent at 1633 Broadway, New York, New York 10019 (or such other address in the City of New York, as may be the principal office of such agent or such other address as may be the principal office of any successor agent for service of process located in the City of New York), unless and until the Company shall designate another agent for such purpose by written notice to the Trustee.


20. Officer's Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, if required by the provisions of this Indenture the Company shall furnish to the Trustee, as appropriate, a certificate of an officer of the Company named in
Section 11(b)(i) hereof stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and a written opinion of counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition,
(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with, and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

         Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

         Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

         Any certificate, certification or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.


21. Notices. All notices hereunder shall be deemed to have been given when deposited in the mail as first class mail, registered or certified, return receipt requested, postage prepaid, addressed to any party hereto as follows:

         The Company:

         Youth Services International, Inc.
         2 Park Center Court, Suite 200
         Owings Mills, Maryland 21117
         Attn: Chief Financial Officer
         Fax:  (410) 356-8634

         The Trustee:

         The Chase Manhattan Bank
         450 West 33rd Street, 15th Floor
         New York, New York  10001-2697
         Attn: Corporate Trust Administration
         Fax:  (212) 946-8177/8178


or at any other address of which any of the foregoing shall have notified the others in writing.

         Notices to holders of the Securities shall be given by publication in an Authorized Newspaper. For purposes of this Agreement, the term "Authorized Newspaper" means a leading newspaper customarily published on each Business Day whether or not published on Saturdays, Sundays or holidays, and of general circulation in New York City. If by reason of the temporary or permanent suspension of publication of any newspaper or by reason of any other cause it shall be impossible to make publication of such notice in an Authorized Newspaper as herein provided, then such publication or other notice in lieu thereof as shall be made by the Trustee shall constitute sufficient publication of such notice, if such publication or other notice shall, so far as may be possible, approximate the terms and conditions of the publication in lieu of which it is given. A copy of each notice will be mailed by the Trustee, on behalf of and at the expense of the Company, by first-class mail to each holder of a Security at the registered address of such holder as the same shall appear in the Security Register on the day fifteen days prior to such mailing. The Trustee shall promptly furnish to the Company and to each other paying agency of the Company a copy of each notice so published or mailed.


22.      Trust Indenture Act Provisions; SEC Reports.

         (a) If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act of 1939, as in effect on the date of this Indenture (the "TIA"), the required provision shall control.

         (b) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         (c) The Company shall file with the Trustee,within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934. The Corporation also shall comply with the other provisions of Section 314(a) of the TIA.


23. Counterparts. This Indenture may be executed in separate counterparts, and by each party separately in a separate counterpart, each such counterpart, when so executed and delivered, to be an original. Such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first above written.



                                       YOUTH SERVICES INTERNATIONAL, INC.



                                       By:   /s/  TIMOTHY P. COLE
                                           -------------------------------
                                           Name:  Timothy P. Cole
                                           Title: Vice Chairman and Chief
                                                  Executive Officer


                                       THE CHASE MANHATTAN BANK



                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT A

                           (FORM OF FACE OF SECURITY)

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF EXCEPT (A) TO YOUTH SERVICES INTERNATIONAL, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE II(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (II)(D), (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

                       Youth Services International, Inc.

                    (Incorporated in the State of Maryland)

                 7% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2006
                             CUSIP NO. 987816 AB 1

No. R[1][2][3]-_________________                        U.S. $________________

         Youth Services International, Inc., a corporation duly incorporated and existing under the laws of the State of Maryland (the "Company"), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of __________ Dollars on February 1, 2006 upon presentation and surrender hereof and to pay interest thereon, from the most recent interest payment date to which interest has been paid or duly provided for under the Original Debenture (as defined on the reverse hereof) surrendered in exchange for this Security or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for hereunder, semiannually in arrears on February 1 and August 1 in each year (each an "Interest Payment Date"), at the rate of 7% per annum until the principal hereof is paid or made available for payment.

         Additional provisions of this Security are set forth on the reverse hereof, which additional provisions shall for all purposes have the same effect as if set forth at this place.

         This Security shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its corporate name by the manual or facsimile signature of a duly authorized signatory.

Dated:

                                       YOUTH SERVICES INTERNATIONAL, INC.
[Corporate Seal]

                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


Attest:

________________________


                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities described in the within-mentioned Indenture.

                                       Authenticated by or on behalf of
                                       THE CHASE MANHATTAN BANK,
                                        as Trustee



                                       By:
                                          --------------------------------
                                               Authorized Signatory

                        (FORM OF REVERSE OF SECURITIES)

1. General. This Security is one of a duly authorized issue of securities of the Company designated as its 7% Convertible Subordinated Debentures due 2006 (herein called the "Securities"), limited in aggregate principal amount to U.S. $31,600,000. The Securities are issuable as registered securities, without coupons, in denominations of U.S. $1,000 and integral multiples thereof. The registered holder of a Security shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security, regardless of any notice of ownership, theft or loss or of any writing thereon. The Securities are direct and unsecured obligations of the Company, subordinated as set forth in the Indenture and described in Section 7 hereof. There are no restrictions herein or in the Indenture on other indebtedness or securities which may be incurred or issued by the Company.

         The Company has entered into an Indenture dated as of October 15, 1996 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the holders of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the offices of the Trustee. Capitalized terms used herein shall have the meanings given them in the Indenture.

         The Securities are, or are to be, issued pursuant to an exchange offer made by the Company pursuant to which holders of certain 7% Convertible Subordinated Debentures due 2006 of the Company issued pursuant to a Fiscal Agency Agreement may exchange such Debentures for a like principal amount of Securities.


2. Interest. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the Record Date for such interest payment, which shall be the January 15 or July 15 (whether or not a Business
Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may be paid at any time in any lawful manner, all as more fully provided in the

Indenture. Payment of interest on this Security shall be made by United States dollar check drawn on a bank in the City of New York and mailed to the person entitled thereto at his address as it shall appear in the Security Register, or (if arrangements satisfactory to the Company and the Trustee are made) by wire transfer to a United States dollar account maintained by the payee with a bank in the City of New York; provided, however, that if such mailing is not possible and no such application shall have been made, payment of interest shall be made at the principal corporate trust office of the Trustee, or such other office or agency of the Company as may be designated for such purpose in the City of New York.

         The Company will pay, as additional interest, to the holder of this Security who is a United States Alien such amounts as may be necessary in order that every net payment of the principal of and premium, if any, of and interest on this Security and any cash payment made in lieu of issuing shares of Common Stock upon conversion of this Security, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the interest provided herein to be then due and payable; provided, however, that the foregoing obligation to pay such additional interest is subject to the restrictions set forth in the Indenture.

3. Redemption. The Company, at its option, may redeem the Securities, in whole or in part, at any time or times on and after February 1, 1999, upon notice as set forth in the Indenture, at the redemption prices equal to that percentage of their principal amount set forth below, together with accrued and unpaid interest to the date fixed for redemption, at any time from and after February 1 of the respective years:



                                                                    Premium
                                                                    -------
                          1999                                       103%
                          2000                                       102%
                          2001                                       101%
                          2002 and thereafter                        100%

If fewer than all of the then outstanding Securities are to be redeemed, the Securities to be redeemed will be selected by the Trustee not more than 75 days prior to the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate. The Company may elect to redeem Securities held by a United States Alien in the event of a change in tax law results in the Company being required to pay additional interest on such Securities, as set forth in the Indenture.

         Upon the consummation of a purchase, merger, acquisition, or other transaction involving a Change in Control with respect to the Company (a "Designated Event"), then the holder of this Security shall have the right, at such holder's option, exercised in accordance with the Indenture, to require the Company to purchase this Security, in whole but not in part, on the Holder Redemption Date (as defined below) for a cash amount equal to 100% of the principal amount, together with accrued interest to the Holder Redemption Date. Within 30 days following any Designated Event, if the purchase by the Company of Securities would result in a default under any Credit Agreement, the Company will (i) repay in full all debt under such Credit Agreement or offer to repay in full all such debt and repay such debt of each lender or other financial institution which has accepted such offer or (ii) obtain the requisite consent under any such Credit Agreement to permit the purchase of the Securities as provided for herein. The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities upon the exercise by a holder of its redemption right as described herein. Each holder of a Security desiring to exercise the option for redemption upon the occurrence of a Designated Event shall, as a condition to such redemption, on or before the close of business on the fifth business day prior to the Holder Redemption Date, surrender the Security to be redeemed, in whole but not in part, together with the Redemption Notice hereon duly executed at the place or places specified in the notice of redemption and otherwise comply with the provisions of the Indenture. A holder of a Security who has tendered a Redemption Notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the holder's non-transferable receipt for such Security to the office or agency of the Company designated as the place for the payment of the Securities to be so redeemed on or before the Holder Redemption Date and (ii) will retain the right to convert its securities into shares of Common Stock of the Company on or before the close of business on the Business Day immediately prior to the Holder Redemption Date.

         Notice of redemption will be given by the Company by publication in an Authorized Newspaper on a Business Day in the City of New York. In the case of a redemption in whole at the option of the Company, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption. In the case of a partial redemption at the option of the Company, notice will be given twice, the first such notice to be given not more than 60 nor less than 45 days prior to the date fixed for redemption and the second such notice to be given not more than 45 nor less than 30 days prior to the date fixed for redemption. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities.

         If notice of redemption has been given in the manner set forth in this
Section 3, the Securities so to be redeemed shall be paid and redeemed by the Company on the applicable redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in the notice and in the manner and currency specified in the Indenture and at the redemption price together with accrued interest, if any, to the redemption date. From and after the redemption date, if monies for the redemption of Securities shall have been available at the principal corporate trust office of the Trustee for redemption on the redemption date, the Securities shall cease to bear interest and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest to the redemption date.

         Reference is made to the Indenture for a full description of the rights and obligations, and the limitations thereon, of the Company to redeem the Securities.

4. Conversion. Subject to and upon compliance with the provisions of the Indenture, a holder of Securities is entitled, at such holder's option, at any time on or after the Registration Date and prior to the close of business on February 1, 2006, to convert such Security at the principal amount thereof (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof), into fully paid and nonassessable shares of Common Stock of the Company (calculated as to each conversion to the nearest 1/1000 of a share) at a Conversion Price equal to $12.47 aggregate principal amount of Securities for each Conversion Share (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture). The holder shall affect such Conversion by surrender of the Security together with (a) instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his duly authorized attorney, and
(b) the Conversion Notice hereon duly executed at the principal corporate trust office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York. If any Security or a portion thereof is called for redemption, the right to convert such Security (or such portion thereof) shall expire at the close of business on the Business Day immediately preceding the date fixed for redemption or the Holder Redemption Date (provided that in the latter case the holder shall have revoked his redemption in accordance with Section 3 hereof).

         In the case of any Security which is converted after any Record Date and on or prior to the next succeeding Interest Payment Date (except in the case of Securities or portions thereof which are called for redemption on a redemption date within such period), interest payable on such Interest Payment Date shall be payable notwithstanding such conversion, and such interest shall be paid to the person in whose name that Security is registered at the close of business on such Record Date. Except as otherwise provided in the immediately preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion. No fractions of shares or scrip representing fractions of shares will be issued or delivered on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. All calculations regarding conversions will be made to the nearest cent or to the nearest 1/1000 of a share, as the case may be.

         In case of any consolidation with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, upon consummation of such transaction this Security shall, without consent of the holder, automatically become convertible only into the kind and amount of securities, cash or other assets which the holder of the Security would have owned immediately after the consolidation, merger, sale or transfer if the holder had converted the Security at the conversion price in effect immediately before the effective date of the transaction.

         Reference is made to the Indenture for a full description of the rights of holders and obligations of the Company, and the limitations thereon, to convert this Security.

5. Events of Default. In the event that any Event of Default shall occur and be continuing, then the holder of this Security may, at such holder's option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Company and the Trustee, and if any such Event of Default shall continue at the time of receipt of such written notice, the principal of this Security and the interest accrued hereon shall become immediately due and payable, subject to the provisions of the Indenture. Additionally, if an Event of Default occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the holders of Securities), may declare the entire principal of all of the Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, subject to the provisions of the Indenture. Any acceleration of this Security this Section 5 shall not affect the subordination provisions set forth in Section 7 hereof.

         The rights of the Trustee and the holders, the obligations of the Company and the restrictions on such rights and obligations upon the occurrence of an Event of Default are as set forth in the Indenture.

6. Merger, Consolidation, Sale, Conveyance or Assumption. The Company will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation (for purposes hereof "corporation" shall include business trusts, limited partnerships, business corporations and other business entities), unless (a) the Company shall be the surviving corporation in the case of a merger or the surviving or transferee corporation shall expressly assume the due and punctual payment of all the Securities and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and the Indenture, by supplemental agreement, (b) the surviving, resulting or transferee corporation, if not organized and validly existing under the laws of the United States, shall expressly agree to make payments under the Securities free of any deduction or withholding for or on account of taxes, levies, imposts and charges whatsoever imposed by or for the account of the jurisdiction where such successor corporation is generally subject to taxation, and (c) the Company or such successor corporation, as the case may be, shall not, immediately after such event, be in default in the performance of any covenants or obligations of the Company under the Securities or the Indenture.

         Upon any merger, consolidation, sale, conveyance or assumption as provided in this Section 6, the successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Company under the Securities and the Indenture, with the same effect as if such successor or assuming corporation had been named as the Company therein and herein and the Company shall be released from its liability as obligor under the Securities and the Indenture.

7. Agreement of Subordination of Securities. The payment of the principal of and interest on each and all of the Securities is subordinated and subject in right of payment, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company and this Security is issued subject to such provisions.

         Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

8. Replacement, Transfer and Exchange of Securities. In case any Security shall at any time become mutilated, destroyed, stolen or lost and such Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required) shall be delivered to the Trustee, a new Security of like tenor and date, will be issued by the Company in exchange for the Security so mutilated, or in lieu of the Security so destroyed, stolen or lost, but, in the case of a destroyed, stolen or lost Security only upon receipt of evidence satisfactory to the Trustee and the Company that such Security was destroyed, stolen or lost, and if required by the Trustee or the Company, upon receipt also of indemnity satisfactory to the Trustee and the Company. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the owner of the Security so mutilated, destroyed, stolen or lost.

         As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable at the principal corporate trust office of the Trustee in the City of New York or the offices of the paying agencies as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Securities of authorized denominations as requested by the holder surrendering the same and the transfer of Securities is registrable on the Security Register upon surrender of a Security for registration of transfer at the office or agency of the Trustee in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery by other than regular mail (if any) and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

9. Modifications and Amendments. Without the consent of any holders of Securities, modifications of or amendments to the Indenture may be made: (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture or the Securities; (b) to add to the covenants of the Company for the benefit of the holders of Securities, or to surrender any right or power herein conferred upon the Company; (c) to make provision with respect to the conversion rights of holders of Securities; (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein; and (e) to make any other provisions with respect to matters or questions arising under this Security or the Indenture, provided such action shall not adversely affect the interests of the holders of Securities.

10. Meetings and Votes of Holders. The holders of Securities have certain rights regarding the calling of meetings of holders of Securities and the voting thereat as set forth in the Indenture.

11. Non-Business Days. In any case where the date of maturity of the principal of or interest on the Securities or the date fixed for redemption of any Security shall be at any place of payment a day other than a Business Day, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

12. Trustee. The Company has initially appointed Chase Manhattan Bank (the "Trustee") as Trustee and as registrar, transfer agent, paying agent and conversion agent acting through the Trustee's principal corporate trust office in the City of New York. The Company may at any time terminate the appointment of the registrar and such agents and appoint additional or other registrars and agents or approve any change in an office through which the registrar or any agent acts; provided that until all of the Securities have been delivered to the Trustee for cancellation, or monies sufficient to pay the Securities have been made available for payment and either paid or returned to the Company as provided in the Securities and the Indenture, the Company will maintain a paying agent and a conversion agent in the City of New York in the United States for the payment of the principal and interest on Securities and for the surrender of Securities for conversion or redemption.

         For a description of the duties and the immunities and rights of the Trustee, reference is made to the Indenture, and the obligations of the Trustee to the holder hereof are subject to such immunities and rights.

13. Notices. All notices to the holders of Securities will be published on a Business Day in an Authorized Newspaper in the City of New York. It is expected that publication in the City of New York will be made in The Wall Street Journal (Eastern edition). Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each notice will be mailed by the Trustee, on behalf of and at the expense of the Company, by first-class mail to each holder of a Security at the registered address of such holder as the same shall appear in the Security Register on the day fifteen days prior to such mailing.

14. Governing Law. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws. The Company has appointed CT

Corporation System as its agent upon whom process may be served in any suit, action or proceeding relating to or arising out of this Security or the Indenture, with a copy to the Company at 2 Park Center Court, Suite 200, Owings Mills, Maryland 21117.

15. Authentication. This Security shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Trustee acting under the Indenture.

         The Company will furnish a copy of the Indenture upon written request and without charge. Requests may be made to Youth Services International, Inc., 2 Park Center Court, Owings Mills, Maryland 21117, Attention: Secretary.

                                TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto: __________________________________ whose taxpayer identification number is ________________ and whose address including postal/zip code is______________________________ ____________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney-in-fact to transfer said Security on the books of the Company with full power of substitution in the premises.

         In connection with the transfer of this Security, the undersigned certifies that (check one):

/ /      (a)     This Security is being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") in compliance with the Securities Act.

/ /      (b)     This Security is being transferred pursuant to Rule 144 under the Securities Act (an opinion of counsel reasonably acceptable to the Company addressed to the Company and the Trustee and in form and scope satisfactory to the Company to the effect that the proposed transfer of such Security is to be made in compliance with Rule 144 is attached hereto).

/ /      (c)     This Security is being transferred to a "qualified
                 institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration under the Securities Act provided by Rule 144A.

/ /      (d)     This Security is being transferred in an Offshore Transaction
                 (as defined in Regulation S under the Securities Act) in compliance with the exemption from registration under the Securities Act provided by Regulation S.

/ /      (e)     This Security is being transferred to an "accredited investor"
                 (within the meaning of Rule 501(a) under the Securities Act) in a transaction not involving any general solicitation or general advertising and in connection with which transfer the Company has received, if it has so requested, an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from the registration requirements of the Securities
                 Act.

/ /      (f)     This Security is being transferred to Youth Services
                 International, Inc.

/ /      (g)     Transfer other than those above in connection with which the
                 Company has received an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:_____________               Name:
                                       ------------------------------

                                  By:
                                     --------------------------------

                                  Title:
                                        -----------------------------


NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                                  SIGNATURE GUARANTEED


                                  -----------------------------------

TO BE COMPLETED BY A BROKER OR DEALER IF (d) ABOVE IS CHECKED:

         The undersigned represents and warrants that (i) it is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, (ii) each person which will become a beneficial owner of this Security upon transfer is an investor which is an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act); (iii) no general solicitation or general advertising was made or used by it in connection with the offer and sale of this Security to such person(s); and (iv) each such person has been notified that this Security has not been registered under the Securities Act and is subject to the restrictions on transfer of the Security set forth herein and in the Indenture.

Dated:
      ------------------               -----------------------------------

                                       By:
                                          --------------------------------


         IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THE TRANSFER OF THIS SECURITY UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE INDENTURE SHALL HAVE BEEN SATISFIED.

                               CONVERSION NOTICE


         The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Youth Services International, Inc. in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares or Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
      -----------------------          -----------------------------------
                                       Signature
                                       MUST BE GUARANTEED IF THE STOCK IS TO
                                       BE ISSUED IN A NAME OTHER THAN THE
                                       REGISTERED HOLDER OF THE SECURITY

If shares or Securities are to             If only a portion of the
registered in the name of a                Securities is to be converted
Person other than the holder,              please indicate:
please print such person's name
and address and, if this is a              1. Principal Amount to be
Restricted Security, complete              converted: U.S.$_________
Transfer Notice:

                                           2. Denomination of Securities
----------------------------               representing unconverted
     Name of Transferee                    principal amount to be
                                           converted:  U.S. $__________

-----------------------------
                                           Denominations:  U.S.$______
                                           (U.S. $1,000 or an integral
                                           multiple thereof)
-----------------------------
Address of Transferee

                       REDEMPTION NOTICE UNDER SECTION 3


         The undersigned holder of this Security hereby requests and instructs the Company to redeem this Security in accordance with the terms of Section 3 of this Security and directs that a check in payment of the redemption amount be delivered to the undersigned unless a different name has been indicated below. The undersigned understands that this request can be revoked by delivering written notice to the Trustee on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Security.

Dated:_______________



                                       -----------------------------------
                                       Signature
                                       MUST BE GUARANTEED IF CHECK IS TO
                                       BE MADE PAYABLE TO A NAME OTHER
                                       THAN THE REGISTERED HOLDER OF THE
                                       SECURITY



If a check in payment of the
redemption amount is to be
delivered to a person other
than the holder, please print
such person's name and address:

-----------------------------

-----------------------------

-----------------------------


                                                  HOLDER

                                       Please print name and address
                                       of holder:

                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------

                                   EXHIBIT B

                           FORM OF TRANSFEREE LETTER




Youth Services International, Inc.
2 Park Center Court, Suite 200
Owings Mills, Maryland 21117


Ladies and Gentlemen:

         We are delivering this letter in connection with the purchase of 7% Convertible Subordinated Debentures due 2006 (the "Debentures") of Youth Services International, Inc., a Maryland corporation (the "Company"), which are convertible into shares of Common Stock of the Company (the "Underlying Shares" and together with the Debentures, the "Restricted Securities").

         We represent, warrant and agree as follows:

                 1. We understand and hereby acknowledge that prior to the effectiveness of a registration statement filed with the Securities and Exchange Commission relating to the resale of the Debentures and the Underlying Shares, the Debentures and the Underlying Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account (as hereinafter defined) for which we are purchasing the Debentures not to offer, sell or otherwise transfer such Restricted Securities prior to the later of January 29, 1999 or the date which is three years after the last date on which the Company or any affiliate of the Company was the owner of such Restricted Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") except (a) to the Company, (b) pursuant to a registration statement which has been declared effective under the Securities Act, (c) for so long as the Debentures are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, (e) in a transaction arranged by a broker or dealer registered under the Securities Exchange Act of 1934, as amended, to an "accredited investor" within the meaning of Rule 501(a) under the Securities Act that is purchasing for its own account or for the account of such an "accredited investor," for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act or (f) pursuant to any other available exemption from the registration requirements of the Securities Act as confirmed in an opinion of counsel, acceptable in form and substance to the Company, and, in each case, in accordance with the applicable securities laws of any state of the United States or any other applicable jurisdiction and subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Restricted Securities is proposed to be made pursuant to clause
         (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver to the Company a letter from the transferee containing certain representations and agreements relating to the restrictions or transfer of such Restricted Securities. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Debentures and Common Stock pursuant to clause
         (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information acceptable to the Company and the Trustee in form and substance.

                 2. We are an "accredited investor" within the meaning of Rule 501(a) under the Securities Act (an "Accredited Investor").

                 3. Any purchase of Restricted Securities by us will be for our own account or for the account of one or more other Accredited Investors as to which we exercise sole investment discretion (an "investor account").

                 4. We are not acquiring the Restricted Securities with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act.

                 5. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Restricted Securities, and we and any investor account for which we are acting are each able to bear the economic risk of our or its investment.

                 6. We have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Restricted Securities.

         We understand that the registrar and transfer agent will not be required to accept for registration of transfer any Restricted

Securities, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Restricted Securities will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 1 above.

         We shall provide to any person purchasing any Restricted Securities from us a notice advising such purchaser that transfers of the Debentures and the Underlying Shares are restricted as set forth herein.

         We understand that prior to any proposed transfer of Debentures occurring before the Resale Restriction Termination Date, we must check the appropriate box set forth on the reverse of the certificate evidencing such Debentures relating to the manner of such transfer and submit the certificate to the Trustee. In addition, we understand that prior to any proposed transfer of Debentures or any proposed transfer of Underlying Shares acquired upon conversion of Debentures when there is no effective registration statement covering such Underlying Shares to an accredited investor occurring before the Resale Restriction Termination Date, we may be required to furnish to the Company and the Trustee such certifications, legal opinions or other information as they may reasonably require to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and that transfers occurring before the Resale Restriction Termination Date to any other person pursuant to another available exemption under the Securities Act will require an opinion of counsel satisfactory to the Company.

         We acknowledge that you and others will rely upon our confirmations, acknowledgements and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete. You are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

         THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                       Very truly yours,



                                       -----------------------------------
                                                (Name of Purchaser)



                                       By:
                                          --------------------------------
                                          Name:
                                          Title:
                                          Address:




                                       Date:
                                            ------------------------------